AMENDMENT
TO MANAGEMENT SERVICES AGREEMENT

WHEREAS the undersigned have entered into a management services agreement dated effective as of the 30th day of June, 2005 (the “Management Services Agreement”) and now wish to amend the terms of the Management Services Agreement in the manner set out below,

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	that the Management Services Agreement be amended by deleting Section 4 in its entirety and be replaced with the following:

4.
The Company further agrees that, in addition to the payment of the Consulting Fee and the reimbursement of the Reimbursable Expenses, the Manager will be granted options to purchase 250,000 shares of the Company’s common stock pursuant to the Company’s 2005 Stock Option Plan at an exercise price of $1.09 per share for a period of five (5) years from the date of issuance.

2.	This Amendment Agreement may be executed in counterparts which together shall form one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement as of the 11th day of July, 2005.

RAPA MINING INC.	WALTER P.W. NOTTER
a Nevada corporation by its
authorized signatory:	/s/ Walter P.W. Notter
Signature
/s/ Walter P.W. Notter
Signature of Authorized Signatory

Walter P.W. Notter
Name of Authorized Signatory

Director and
Chief Executive Officer
Position of Authorized Signatory